Exhibit 99.1

CytoSorbents Comments on REMOVE Study Presentation

MONMOUTH JUNCTION, N.J., October 20, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using CytoSorb®1 blood purification, makes additional comments on the investigator-initiated REMOVE study following the formal presentation of trial results on Saturday, October 16th at the European Association for Cardio-Thoracic Surgery (EACTS) annual meeting in Barcelona, Spain.

This presentation adds to the information made publicly available by the preliminary data abstract at EACTS for the REMOVE (“Revealing Mechanisms and Investigating Efficiency Of Hemoadsorption for Prevention of Vasodilatory Shock in Cardiac Surgery Patients with Infective Endocarditis”) investigator-initiated, randomized, controlled trial, and commented upon in a press release dated October 7, 2021. The presentation by REMOVE Study Director, Dr. med. Mahmoud Diab, from University Hospital Jena, Germany included additional patient demographic and adverse event data from the study. No study population subgroup analyses were reported. Dr. Diab commented on safety and concluded that there was “no signal for harm due to the use of CytoSorb® in patients undergoing surgery for infective endocarditis.”

Professor Dr. med. Torsten Doenst, Head of the Cardiothoracic Surgery Department, University Hospital Jena, Germany, and coordinating center of the REMOVE study stated, "The REMOVE topline results presented at the EACTS meeting contribute significant and valuable information on the intraoperative use of CytoSorb in patients undergoing valve replacement surgery for infective endocarditis. Although the pre-specified primary outcome of the study was neutral, we demonstrated CytoSorb’s ability to reduce cytokines. In addition, REMOVE also suggests that the use of CytoSorb in this setting is safe, with a similar adverse event profile to standard of care therapy.  Even though our data suggest that the intraoperative use of CytoSorb in a general endocarditis patient population may not be helpful, it is also not harmful, and it is conceivable that specific patient types may benefit from the therapy’s ability to lower cytokine levels.  We plan to work collaboratively with CytoSorbents to perform additional exploratory analyses of the REMOVE data to better characterize and identify the best populations to be included in future studies.  We are pleased with CytoSorbents’ continued commitment to high quality evidence generation in cardiac surgery.”

Dr. Efthymios N. Deliargyris, Chief Medical Officer of CytoSorbents stated, “We want to congratulate the REMOVE investigators who executed this important trial. We are encouraged that the intraoperative use of CytoSorb during cardiothoracic surgery had a favorable adverse event profile in this large randomized, controlled trial and that it reduced cytokines, validating CytoSorb’s mechanism of action. Taking all evidence into account, we continue to believe that CytoSorb treatment of select endocarditis patients with high acuity of illness may provide clinical benefits, such as improved hemodynamic stabilization, especially when use of the therapy is extended postoperatively. We look forward to our continued collaboration with Professor Doenst and his investigative team to better understand and analyze the results from the REMOVE trial to inform the design of future potential studies using CytoSorb in more specific infective endocarditis populations. Importantly, the accumulating evidence of promising safety with intraoperative CytoSorb use during cardiothoracic surgery, including both studies presented at the recent EACTS conference, bodes very well for our U.S. FDA-approved clinical programs in cardiac surgery investigating intraoperative use of CytoSorbents’ technology in additional indications, specifically the REFRESH 2-AKI, STAR-T, and STAR-D pivotal studies.”

1 CytoSorb is approved in the European Union. CAUTION: In the United States, CytoSorb is classified as an investigational device limited by United States law to investigational use.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in 68 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death. These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 152,000 CytoSorb devices have been delivered to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure. The DrugSorb-ATR™ Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery. The Company is initiating two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR. The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery. The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb-ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb-ATR™, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, anticipated future results and performance, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com

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